Exhibit 10.6

Confidential Treatment Requested.  Confidential portions of this document have been redacted and have been separately filed with the Commission.

AMENDMENT

This Amendment (“Amendment”) is entered into effective June 22, 2010 (the “Amendment Effective Date”) by and between Incyte Corporation,  a Delaware Corporation having an office at Experimental Station, Route 141 & Henry Clay Road, Wilmington, Delaware (“Incyte”), and Eli Lilly and Company (“Lilly”), an Indiana corporation having an office at Lilly Corporate Center, Indianapolis, Indiana 46285.

RECITALS

A.           Incyte and Lilly are parties to a License, Development and Commercialization Agreement (“Agreement”), effective December 18, 2010 (“Effective Date”)   pursuant to which Incyte has granted Lilly an exclusive license to develop and commercialize Licensed Compounds and Licensed Products in the Field.

B.             The parties now desire to amend the Agreement to ***.

C.             Unless otherwise defined herein, all capitalized terms appearing in this Amendment shall have the meaning as set forth in the Agreement.

AGREEMENT

The parties hereby agree as follows:

1.             Section 4.2(b)(ii) of the Agreement is hereby amended and restated to read in its entirety as follows:

“Within ***, Lilly shall complete the first patient visit for the first patient in a Phase IIb Study of the Initial Lead Compound  for rheumatoid arthritis; provided that (1) the *** study results from the Phase IIa Study INCB28050-201 supports initiation; (2) the clinical trial protocol is approved and does not require any specialized equipment, testing, or site preparation; (3) the clinical trial material is acceptable; (4) there are no delays caused by a Regulatory Authority; (5) there are no delays caused by a contract research organization that could not have been reasonably avoided by Lilly; and (6) there are no other factors that cause a delay that could not have been reasonably avoided by Lilly.  If any of the factors set forth in items (2) through (6) prevent Lilly from completing the first patient

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visit as set forth above within ***, Lilly shall complete such first patient visit within a reasonable time after the relevant factors are addressed.

2.             Sections 4.4(general statement), 4.4(a) and 4.4(b) of the Agreement are hereby amended and restated to read in their entirety as follows:

“4.4 Licensed Product Co-Development Option.

(a)   Generally

On a Licensed Product-by-Licensed Product basis, for each Indication for which (x) Lilly anticipates initiating a Phase IIb Study and (y) there is a means to separately track the Annual Net Sales of such Licensed Product for such Indication (each a “Co-Development Indication”) based on a new formulation or a new targeted prescribing specialist group ***, and provided that Incyte has not exercised the Incyte Development Opt Out in accordance with Section 4.4(c)(ii) for any Licensed Product, Incyte shall have the option to co-fund Development of such Co-Development Indication (the “Co-Development Option”) as follows:

(i)            Licensed Product containing Initial Lead Compound for Rheumatoid Arthritis:

Within *** of Lilly’s receipt of the *** study results generated in the Phase IIa Study INCB28050-201, Lilly shall provide to Incyte Lilly’s then current Development Plan, including the then current estimated total global Development Budget (including the overall estimated costs for each study, annualized over the course of each such study) for the development of the Initial Lead Compound for rheumatoid arthritis (the “RA Co-Development Budget”) .  Incyte shall have the option to co-fund Development of such Co-Development Indication under this paragraph, exercisable by (i) providing Lilly written notice within *** after receipt of such information and (ii) co-funding thirty percent (30%) of Lilly’s total global Development Costs for such Co-Development Indication incurred after the date of such notice through the Regulatory Approval of such Co-Development Indication on a country by country basis (“Incyte Target Global Funding”). As used herein in this Section 4.4, Regulatory Approval costs include costs for any post-launch studies required by a Regulatory Authority.

(ii)                                  Licensed Product containing Licensed Back Up Compound or Licensed Product containing Initial Lead Compound for Indication other than Rheumatoid Arthritis

Not later than *** prior to the anticipated initiation of a Phase IIb Study for (1) a Licensed Product containing the Initial Lead Compound for a Co-Development Indication other than rheumatoid arthritis;  or (2)  a Licensed Product containing a Licensed Back Up Compound for a Co-Development Indication, Lilly shall notify Incyte of such anticipated initiation and shall provide Incyte with the following information to the extent not already provided: all material pre-clinical and clinical data and related analysis and regulatory

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information submitted to any Regulatory Authorities prior to the applicable time-period mentioned above with respect to such Co-Development Indication, and Lilly’s then current Development Plans and then current estimated total global Development Budget (including the overall estimated costs for each study, annualized over the course of each such study) with respect to any such Co-Development Indication (each an “Additional Co-Development Indication Budget”). Incyte shall have the option to co-fund Development of such Co-Development Indication under this paragraph, exercisable by (i) providing Lilly written notice within *** after receipt of such information and (ii) co-funding thirty percent (30%) of Lilly’s total global Development Costs for such Co-Development Indication incurred after the date of such notice through the Regulatory Approval of such Co-Development Indication on a country by country basis (“Incyte Target Global Funding”). As used herein in this Section 4.4, Regulatory Approval costs include costs for any post-launch studies required by a Regulatory Authority.  As used in this Agreement, the term “Co-Development Indication Budget” means the RA Co-Development Indication Budget or each Additional Co-Development Indication Budget, as appropriate.

(b)        If Incyte timely delivers such notice of such exercise as provided in paragraphs (a)(i) or (a)(ii), within *** following the end of each Calendar Quarter after Incyte has delivered such notice, Lilly shall prepare and deliver to Incyte a quarterly report detailing its Development Costs incurred during such period with respect to such Co-Development Indication. Lilly shall submit any supporting information reasonably requested by Incyte related to such Development Costs included in its report within *** after its receipt of such request. Lilly shall issue an invoice to Incyte for thirty percent (30%) of the Development Costs identified in such report. Incyte shall pay all amounts payable under any such invoice within *** after its receipt of such invoice, subject to Section 4.4(c). Incyte shall have the right to audit the records of Lilly with respect to any purported Development Costs included in such reports, in accordance with Section 7.6.”

3.             *** of the Agreement is hereby amended to include *** as follows:

***

***

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4.             The Parties hereby acknowledge that *** the date of this Amendment.

5.             All other terms and conditions of the Agreement shall remain in full force and effect.  Section 13.1 (Governing Law), 13.2 (Consent to Jurisdiction), and 13.13 (Execution in Counterparts) of the Agreement shall apply to this Amendment.

6.             This Amendment shall be effective as of the Amendment Effective Date.

IN WITNESS WHEREOF, the parties by their respective authorized representatives, have executed this Agreement as of the date first written above.

Incyte Corporation

By:	/s/ Patricia S. Andrews

Name:	Patricia S. Andrews

Title:	EVP and Chief Commercial Officer

Eli Lilly and Company

By:	/s/ Bryce Carmine

Name:	Bryce Carmine

Title:	Executive Vice President and President Lilly Bio-Medicines